    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997


                                                      REGISTRATION NO. 333-32747
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                                  LASON, INC.
             (Exact name of registrant as specified in its charter)

                           -------------------------

             DELAWARE                             7398                            38-3214743
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
       of incorporation or            Classification Code Number)           Identification Number)
          organization)

                            1305 STEPHENSON HIGHWAY
                              TROY, MICHIGAN 48083
                           TELEPHONE: (248) 597-5800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           -------------------------

                                 GARY L. MONROE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            1305 STEPHENSON HIGHWAY
                              TROY, MICHIGAN 48083
                           TELEPHONE: (248) 597-5800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                LAURENCE B. DEITCH                                 LELAND E. HUTCHINSON
                   FRED B. GREEN                                     JOHN L. MACCARTHY
               SEYBURN, KAHN, GINN,                                  WINSTON & STRAWN
           BESS, DEITCH AND SERLIN, P.C.                           35 WEST WACKER DRIVE
           2000 TOWN CENTER, SUITE 1500                           CHICAGO, ILLINOIS 60601
            SOUTHFIELD, MICHIGAN 48075                                (312) 558-5600
                  (248) 353-7620

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following is a statement of estimated expenses, none of which shall be borne by the Selling Stockholders and all of which shall be paid solely by the Company, of the issuance and distribution of the securities being registered other than underwriting compensation. All amounts are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the Nasdaq National Market fee.



Securities and Exchange Commission registration fee.........  $ 41,818.18
National Association of Securities Dealers, Inc. fee........       14,300
Nasdaq National Market fee..................................       17,500
Blue sky fees and expenses (including attorneys' fees and
  expenses).................................................       10,000
Printing and engraving expenses.............................      150,000
Transfer agent and registrar's fees and expenses............        2,500
Accounting fees and expenses................................       60,000
Legal fees and expenses.....................................       75,000
Miscellaneous expenses......................................        5,000
                                                              -----------
     Total..................................................  $376,118.18
                                                              ===========



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Pursuant to
Section 145, the Company may purchase insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such, including liabilities under the Securities Act.

     The Company's Amended and Restated Certificate of Incorporation and By-Laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

     In that regard, the Amended and Restated Certificate of Incorporation and By-Laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The following securities of the Company were sold by the Company within the past three years without registration:

     On January 17, 1995, pursuant to a Purchase Agreement, the Company issued 1,000,001 shares of Class B Common Stock to GTCR Fund IV, for $10,000,000.

     On January 17, 1995, pursuant to an Executive Stock Agreement, the Company issued the following securities to the persons and for the consideration described below:

          (1) 402,987 shares of Class A-1 Common Stock to the R. Yanover Trust for $402,987;

          (2) 66,074 shares of Class A-1 Common Stock to the J. Yanover Trust for $66,074;

          (3) 469,064 shares of Class A-1 Common Stock to the Nesbitt Trust for $469,064;

          (4) 25,000 shares of Class A-1 Common Stock to Mr. Kowalski for
     $25,000;

          (5) 28,815 shares of Class A-1 Common Stock to Mr. Elland for $28,815; and

          (6) 8,058 shares of Class A-1 Common Stock to Mr. Carey for $8,058.

     The foregoing sales and issuances of securities were exempt from registration under the Securities Act by virtue of Section 4(2) thereof as transactions not involving a public offering.

     On February 26, 1996, the Company issued 1,705 shares of Class A-2 Common Stock to Mr. Karl H. Hartig for $1,705 upon exercise by Mr. Hartig of his option to purchase such shares granted pursuant to the Company's 1995 Stock Option Plan.

     On March 13, 1996, the Company issued 1,705 shares of Class A-2 Common Stock to Mr. James J. Dewan for $1,705 upon exercise by Mr. Dewan of his option to purchase such shares granted pursuant to the Company's 1995 Stock Option Plan.

     On May 2, 1996, the Company issued 1,705 shares of Class A-2 Common Stock to Mr. Scott L. Christensen for $1,705 upon exercise by Mr. Christensen of his option to purchase such shares granted pursuant to the Company's 1995 Stock Option Plan.

     The issuances of securities to Messrs. Hartig, Dewan and Christensen upon exercise of their options were exempt from registration under the Securities Act by virtue of Rule 701 thereof.

     On July 16, 1996, the Company issued into escrow 2,718, 10,872, 3,433, 8,153, 5,433, 8,153, 18,530, 5,528 and 8,894 shares of Common Stock to Richard
J. Wolfson, the Richard Wolfson Charitable Remainder Unitrust, Donald M. Wolfson, the Donald M. Wolfson Charitable Remainder Unitrust, Saul Wolfson, the Saul Wolfson Charitable Remainder Unitrust, Bobby R. Stevens, Sr., Dr. Eugene Wolchok, and the Eugene B. and Brenda R. Wolchok Charitable Remainder Unitrust, respectively, as an estimated payment of a portion of the purchase price in stock equal to $46,216.67, $184,827.60, $92,361.16, $138,611.93, $92,361.16, $138,611.93,
$315,017.54, $100,783.15, and $151,209.82, respectively, in connection with the acquisition by the Company of Information and Image Technology of America, Inc. now known as Lason Systems, Inc. Southeast.

     On July 17, 1996, the Company issued into escrow 31,176 of Common Stock to each of Robin L. Marshall and William E. Marvin as an estimated payment of a portion of the purchase price in stock equal to $530,000 each in connection with the acquisition by the Company of Great Lakes Micrographics Corporation. The Shares have been released from escrow and delivered to Messrs. Marshall and Marvin.

     On January 31, 1997, the Company issued to Mark Roter 72,499 shares of Common Stock in payment of a portion of the purchase price in stock equal to $1,500,000 in connection with the acquisition by the Company of Churchill Communications Corporation.

     On February 5, 1997, the Company issued to the Arnold E. Good Living Trust, Ronald C. Browder, Jr., the Marvin M. Good Living Trust and to Ronald C. Browder Jr. and Jennifer M. Browder, 17, 10, 7,124 and 4,366 shares of Common Stock in payment of a portion of the purchase price in stock equal to $350.20, $206.00, $146,754.40 and $89,939.60, respectively, in connection with the acquisition by the Company of Alpha Imaging, Inc. and Alpha Micro Graphics Supply, Inc.

     On March 27, 1997, the Company issued to the Jerry and Mary Owen Family Limited Partnership, 31,008 shares of Common Stock in payment of a portion of the purchase price in stock equal to $654,894 in connection with the acquisition by the Company of Automated Enterprises, Inc.

     On June 27, 1997, the Company issued to Louis J. Civale, Jr. and to John Civale, 2,672 and 1,781 shares of Common Stock in payment of a portion of the purchase price in stock equal to $63,059.20 and $42,031.60, respectively, in connection with the acquisition of American Micro Image, Inc.

     On July 29, 1997, the Company issued to John R. Messinger, Michael Riley, Daniel Bailey, John E. Hendricks, Donald Ferling, Geoffrey Gitelson, Mario Disantis, John Elder, Sheryl Hehn, Glen Dedering, Peter Goodrich and Thomas Joyce, 21,272, 8,598, 8,598, 3,512, 1,037, 1,060, 1,060, 1,020, 563, 202, 124,
and 395 shares of Common Stock in payment of a portion of the purchase price of stock equal to $521,169, $210,661, $210,661, $86,041, $25,406, $25,982, $25,982,
$24,970, $13,804, $4,958, $3,034 and $9,679, respectively, in connection with the acquisition of Image Conversion Systems, Inc. ("ICS"). The shares of Common Stock of Messrs. Messinger, Riley, Bailey and Hendricks are subject to forfeiture if ICS does not achieve certain levels of operating income during the remaining quarters and year ending 1997 and for the quarters and year ending 1998.

     The issuance of securities described in the seven prior paragraphs were exempt from registration under the Securities Act by virtue of Section 4(2) thereof as transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


     1.1     Form of Underwriting Agreement.+
     2.1 Asset Purchase Agreement and Equipment Purchase Agreement dated May 29, 1995 by and among Lason Systems, Inc., Adcom
             Mailers, Inc. and its affiliated company, Linkster
             Leasing.(1)
     2.2 Asset Purchase Agreement dated December 28, 1995 by and among Lason Systems, Inc. and Mail-Away Corporation.(1)
     2.3     Asset Purchase Agreement dated February 1, 1996 by and among
             Lason Systems, Inc. and Diversified Support Services,
             Inc.(1)
     2.4 Stock Purchase Agreement with respect to the acquisition of Delaware Legal Copy, Inc. dated March 25, 1996 by and among
             Lason Systems, Inc. and the Shareholders (as defined therein).(1)

     2.5 Stock Purchase Agreement with respect to the acquisition of Information & Image Technology of America, Inc. dated July 16, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)
     2.6 Stock Purchase Agreement with respect to the acquisition of Great Lakes Micrographics Corporation dated July 17, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)
     2.7 Stock Purchase Agreement with respect to the acquisition of Micro-Pro, Inc. and MP Services, Inc. dated July 24, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)
     2.8 Stock Purchase Agreement with respect to the acquisition of National Reproductions Corp. dated August 6, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)
     2.9 Agreement of Purchase and Sale of Stock with respect to the acquisition of Image Conversion Systems, Inc. dated July 17, 1997.(6)
     3.1 Form of Amended and Restated Certificate of Incorporation of the Company.(1)
     3.2     Form of Revised Amended and Restated By-Laws of the
             Company.(1)
     3.3     Form of Revised Amended and Restated By-Laws.(2)
     4.1 Form of certificate representing Common Stock of the Company.(1)
     5.1 Opinion of Seyburn, Kahn, Ginn, Bess, Deitch and Serlin, P.C. with respect to the validity of the shares of Common Stock offered.+
    10.1 Asset Purchase Agreement dated January 17, 1995 by and among Lason Acquisition Corp., Lason Systems, Inc. and the J. Yanover Trust, the R. Yanover Trust and Messrs. Nesbitt, Kowalski, Elland and Carey.(1)
    10.2 Purchase Agreement dated January 17, 1995 by and between the Company and GTCR Fund IV.(1)
    10.3 Executive Stock Agreement dated January 17, 1995 by and among the Company and the J. Yanover Trust, the R. Yanover Trust, the Nesbitt Trust and Messrs. Kowalski, Elland and Carey.(1)
    10.4 Stockholders Agreement dated January 17, 1995 by and among the Company and certain of its stockholders.(1)
    10.5 Registration Agreement dated January 17, 1995 by and among the Company and the 1995 Stockholders.(1)
    10.6 Credit Agreement dated January 17, 1995 by and among Lason Acquisition Corp., the J. Yanover Trust, the R. Yanover Trust and Mr. Yanover.(1)
    10.7 Credit Agreement dated January 17, 1995 by and among Lason Acquisition Corp., the Nesbitt Trust and Mr. Nesbitt.(1)
    10.8     Employment Agreement between Lason Systems, Inc. and Gary
             Monroe.(1)
    10.9 Offer of employment dated April 30, 1996 from Lason Systems, Inc. to Mr. Rauwerdink.(1)
    10.10 Offer of employment dated June 12, 1996 from Lason Systems, Inc. to Mr. Jablonski.(1)
    10.11    1995 Stock Option Plan of the Company.(1)
    10.12 Employee Stock Option Agreements dated January 17, 1995 by and among the Company and each of Donald L. Elland, Richard
             C. Kowalski, Gregory C. Carey, Karl H. Hartig, James J. Dewan, Lawrence C. Jones, Scott L. Christensen, Daniel J. Buckley, Paul G. Dugan, John H. Wallanse and David J. Malosh.(1)
    10.13 Employee Stock Option Agreement dated December 21, 1995 by and between the Company and Mr. Monroe.(1)
    10.14 Stock Option Agreement dated August 7, 1995 by and between the Company and Mr. Gleklen.(1)
    10.15 Employee Stock Option Agreement by and between the Company and Mr. Rauwerdink.(1)
    10.16 Employee Stock Option Agreement by and between the Company and Mr. Jablonski.(1)

    10.17    1996 Lason Management Bonus Plan.(1)
    10.18    Lason Systems, Inc. 401(k) Profit Sharing Plan & Trust.(1)
    10.19    Amendments to Lason Systems, Inc. 401(k) Profit Sharing Plan
             & Trust.(1)
    10.20    Loan Agreement dated January 17, 1995 by and among Lason
             Systems, Inc., First Union National Bank of North Carolina, as lender and as agent, and each other lender party thereto, including Term Note and Revolving Credit Note.(1)
    10.21 Security Agreement dated as of January 17, 1995 by and among Lason Systems, Inc. and First Union National Bank of North
             Carolina, as agent for the Lenders (as defined in the Loan
             Agreement).(1)
    10.22 Guaranty Agreement dated as of January 17, 1995 given by the Company and extended to First Union National Bank of North
             Carolina, as agent for the Lenders (as defined in the Loan
             Agreement), and the Lenders for the benefit of Lason
             Systems.(1)
    10.23 Guarantor Pledge Agreement dated as of January 17, 1995 made by the Company for the benefit of First Union National Bank of North Carolina, as agent for the Lenders (as defined in the Loan Agreement).(1)
    10.24 First Amendment to Loan Agreement dated as of March 25, 1996 between Lason Systems, Inc. and First Union National Bank of
             North Carolina, as agent.(1)
    10.25 Second Amendment to Loan Agreement dated as of May 15, 1996 between Lason Systems, Inc. and First Union National Bank of
             North Carolina, as agent.(1)
    10.26 Third Amendment to Loan Agreement dated July 10, 1996 between Lason Systems, Inc. and First Union National Bank of
             North Carolina, as agent.(1)
    10.27 Lease Agreement dated as of September 3, 1985 by and between Lason Systems, Inc. and Mart Associates as amended.(1)
    10.28    Lease Agreement dated August 3, 1995 by and between Lason
             Systems, Inc. and Kensington Center, Inc.(1)
    10.29    Lease Agreement by and between Lason Systems, Inc. and The
             Prudential Insurance Company of America.(1)
    10.30    Fourth Amendment to Loan Agreement dated as of August 16,
             1996 between Lason Systems, Inc. and First Union National
             Bank of North Carolina, as agent, including the Amended and Restated Revolving Credit Note and Interim Term Note.(1)
    10.31 First Amendment to Lease dated as of July 26, 1996, by and between Kensington Center, Inc. and Lason Systems, Inc.(1)
    10.32 Form of Recapitalization Agreement among the Company and certain of its stockholders, including Plan of Recapitalization.(1)
    10.33 Form of Voting Agreement among the Company and certain of its stockholders.(1)
    10.34    Form of Termination Agreement between Lason Systems, Inc.
             and each of the Borrowers.(1)
    10.35    Form of Redemption Agreement between the Company and Golder
             Thoma, Cressey, Rauner Fund IV, L.P.(1)
    10.36 Amendment to Employee Stock Option Agreement by and between the Company and Mr. Gleklen.(1)
    10.37 Agreement of Purchase and Sale of Stock with respect to Churchill Acquisition.(3)
    10.38 Employee Stock Option Agreement by and between the Company and Mr. Rauwerdink dated December 17, 1996.(4)
    10.39 Employee Stock Option Agreement by and between the Company and Mr. Jablonski dated December 17, 1996.(4)
    10.40 Employee Stock Option Agreement by and between the Company and Mr. Monroe dated December 17, 1996.(5)
    10.41 Employee Stock Option Agreement by and between the Company and Mr. Ghadar dated January 15, 1997.(5)

    10.42 Amended and Restated Loan Agreement dated February 20, 1997, between Lason Systems, Inc., First Union National Bank of North Carolina, as lender and as agent and each other lender party thereto, including, Revolving Credit Note and Swingline Note.(5)
    10.43 Amended and Restated Security Agreement dated February 20, 1997 by and among Lason Systems, Inc. and First Union National Bank of North Carolina, as lender and as agent for the Lenders.(5)
    10.44 Amended and Restated Guaranty Agreement dated February 20, 1997 given by the Company and extended to First Union National Bank of North Carolina, as agent for the Lenders, and the Lenders for the benefit of Lason Systems.(5)
    10.45 Amended and Restated Guarantor Pledge Agreement dated February 20, 1997 made by the Company for the benefit of First Union National Bank of North Carolina, as agent for the Lenders.(5)
    10.46    Lender Addition and Acknowledgement Agreement.+
    10.47    First Amendment to Amended and Restated Loan Agreement.+
    21.1     Subsidiaries of the Company.(7)
    23.1     Consent of Coopers & Lybrand L.L.P.(7)
    23.2     Consent of Arthur Andersen, LLP.(7)
    23.3 Consent of Seyburn, Kahn, Ginn, Bess, Deitch and Serlin, P.C. (included in opinion filed as Exhibit 5.1)+
    24.1 Powers of Attorney (included on signature page included in Part II of the initial filing).
    27.1     Financial Data Schedule.+


-------------------------
 + filed herewith


(1) Incorporated herein by reference to registrant's Form S-1 filed on October 7, 1996, Commission File No. 333-09799.


(2) Incorporated herein by reference to registrant's Form 10-Q filed on May 15, 1997, Commission File No. 0-21407.

(3) Incorporated herein by reference to registrant's Form 8-K filed on February 18, 1997, Commission File No. 0-21407.

(4) Incorporated herein by reference to registrant's Form S-8 filed on December 23, 1996, Commission File No. 333-18551.

(5) Incorporated herein by reference to registrant's Form 10-K filed on March 31, 1997, Commission File No. 0-21407.


(6) Incorporated herein by reference to registrant's Form 8-K filed on August 4, 1997, Commission File No. 0-21407.



(7) Previously filed with initial filing.


     (b) Financial Statement Schedules:

SCHEDULE                              DESCRIPTION
--------                              -----------
   I          Condensed Financial Information of Registrant

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the consolidated financial statements or notes thereto and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on August 15, 1997.


                                          Lason, Inc.


                                          By:      /s/ WILLIAM J. RAUWERDINK


                                          --------------------------------------

                                               William J. Rauwerdink


                                             Executive Vice President, Chief
                                               Financial Officer, Treasurer and
                                               Secretary



                                   *  *  *  *



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on August 15, 1997, by the following persons in the capacities indicated:



                     SIGNATURE                                              CAPACITY
                     ---------                                              --------

ROBERT A. YANOVER*                                        Chairman of the Board
---------------------------------------------------
Robert A. Yanover

GARY L. MONROE*                                           President and Chief Executive Officer
---------------------------------------------------       (principal executive officer) and Director
Gary L. Monroe

/s/ WILLIAM J. RAUWERDINK                                 Executive Vice President, Chief Financial
---------------------------------------------------       Officer, Treasurer and Secretary (principal
William J. Rauwerdink                                     financial and accounting officer)

ALLEN J. NESBITT*                                         Director
---------------------------------------------------
Allen J. Nesbitt

DONALD M. GLEKLEN*                                        Director
---------------------------------------------------
Donald M. Gleklen

BRUCE V. RAUNER*                                          Director
---------------------------------------------------
Bruce V. Rauner

JOSEPH P. NOLAN*                                          Director
---------------------------------------------------
Joseph P. Nolan

FARIBORZ GHADAR*                                          Director
---------------------------------------------------
Fariborz Ghadar

*By: /s/ WILLIAM J. RAUWERDINK
      ---------------------------------------------
      Attorney-in-fact

                       REPORT OF INDEPENDENT ACCOUNTANTS


     Our report on the consolidated financial statements of Lason, Inc. is included on page F-9 of this Form S-1 Registration Statement, as amended. In connection with our audits of such financial statements, we have also audited the related financial statement schedule included in this Registration Statement.


     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

Coopers & Lybrand L.L.P.

Detroit, Michigan
March 26, 1997

                                                                      SCHEDULE I

                                  LASON, INC.

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                    DECEMBER 31,
                                                                ---------------------
                                                                 1996          1995
                                                                 ----          ----
ASSETS
Investment in subsidiaries..................................    $57,859       $12,914
Deferred tax asset..........................................        433           105
                                                                -------       -------
     Total assets...........................................    $58,292       $13,019
                                                                =======       =======
LIABILITIES
Total liabilities...........................................         --            --
STOCKHOLDERS' EQUITY
Common stock................................................    $    86       $    57
Additional paid in capital..................................     53,272        11,151
Retained earnings...........................................      4,934         1,811
                                                                -------       -------
     Total stockholders' equity.............................     58,292        13,019
                                                                -------       -------
     Total liabilities and stockholders' equity.............    $58,292       $13,019
                                                                =======       =======

                                                                      SCHEDULE I

                                  LASON, INC.

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                               INCOME STATEMENTS
                                 (IN THOUSANDS)

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996      1995
                                                                 ----      ----
REVENUE.....................................................    $   --    $   --
OPERATING EXPENSES
Compensatory stock option expense...........................       936       308
                                                                ------    ------
Operating loss..............................................      (936)     (308)
Equity in net income of subsidiaries........................     3,731     2,014
                                                                ------    ------
Income before income taxes..................................     2,795     1,706
Income tax benefit..........................................      (328)     (105)
                                                                ------    ------
  NET INCOME................................................    $3,123    $1,811
                                                                ======    ======

                                                                      SCHEDULE I

                                  LASON, INC.

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                                ----       ----
NET CASH USED IN OPERATING ACTIVITIES.......................  $     --   $     --
CASH FLOWS FROM INVESTING ACTIVITIES INVESTMENT IN
  SUBSIDIARY................................................   (41,236)   (10,900)
                                                              --------   --------
Net cash used in investing activities.......................   (41,236)   (10,900)
                                                              --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares of common stock..........................    53,001     10,900
Redemption of shares of common stock........................   (11,765)        --
                                                              --------   --------
Net cash provided by financing activities...................    41,236     10,900
                                                              --------   --------
Change in cash..............................................        --         --
Cash at beginning of year...................................        --         --
Cash at end of year.........................................  $     --   $     --
                                                              ========   ========

                                 EXHIBIT INDEX

EXHIBIT                                                                      PAGE
  NO.                                DESCRIPTION                             NO.
-------                              -----------                             ----


  1.1        Form of Underwriting Agreement.+

  2.1 Asset Purchase Agreement and Equipment Purchase Agreement dated May 29, 1995 by and among Lason Systems, Inc., Adcom Mailers, Inc. and its affiliated company, Linkster
             Leasing.(1)

  2.2 Asset Purchase Agreement dated December 28, 1995 by and among Lason Systems, Inc. and Mail-Away Corporation.(1)

  2.3 Asset Purchase Agreement dated February 1, 1996 by and among Lason Systems, Inc. and Diversified Support Services, Inc.(1)

  2.4 Stock Purchase Agreement with respect to the acquisition of Delaware Legal Copy, Inc. dated March 25, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)

  2.5 Stock Purchase Agreement with respect to the acquisition of Information & Image Technology of America, Inc. dated July 16, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)

  2.6 Stock Purchase Agreement with respect to the acquisition of Great Lakes Micrographics Corporation dated July 17, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)

  2.7 Stock Purchase Agreement with respect to the acquisition of Micro-Pro, Inc. and MP Services, Inc. dated July 24, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)

  2.8 Stock Purchase Agreement with respect to the acquisition of National Reproductions Corp. dated August 6, 1996 by and among Lason Systems, Inc. and the Shareholders (as defined therein).(1)

  2.9 Agreement of Purchase and Sale of Stock with respect to the acquisition of Image Conversion Systems, Inc. dated July 17, 1997.(6)

  3.1 Form of Amended and Restated Certificate of Incorporation of the Company.(1)

  3.2        Form of Revised Amended and Restated By-Laws of the
             Company.(1)

  3.3        Form of Revised Amended and Restated By-Laws.(2)

  4.1 Form of certificate representing Common Stock of the Company.(1)

  5.1 Opinion of Seyburn, Kahn, Ginn, Bess, Deitch and Serlin, P.C. with respect to the validity of the shares of Common Stock offered.+

 10.1 Asset Purchase Agreement dated January 17, 1995 by and among Lason Acquisition Corp., Lason Systems, Inc. and the J. Yanover Trust, the R. Yanover Trust and Messrs. Nesbitt, Kowalski, Elland and Carey.(1)

 10.2 Purchase Agreement dated January 17, 1995 by and between the Company and GTCR Fund IV.(1)

 10.3 Executive Stock Agreement dated January 17, 1995 by and among the Company and the J. Yanover Trust, the R. Yanover Trust, the Nesbitt Trust and Messrs. Kowalski, Elland and Carey.(1)

 10.4 Stockholders Agreement dated January 17, 1995 by and among the Company and certain of its stockholders.(1)

 10.5 Registration Agreement dated January 17, 1995 by and among the Company and the 1995 Stockholders.(1)

EXHIBIT                                                                      PAGE
  NO.                                DESCRIPTION                             NO.
-------                              -----------                             ----
 10.6        Credit Agreement dated January 17, 1995 by and among Lason
             Acquisition Corp., the J. Yanover Trust, the R. Yanover
             Trust and Mr. Yanover.(1)

 10.7        Credit Agreement dated January 17, 1995 by and among Lason
             Acquisition Corp., the Nesbitt Trust and Mr. Nesbitt.(1)

 10.8        Employment Agreement between Lason Systems, Inc. and Gary
             Monroe.(1)

 10.9        Offer of employment dated April 30, 1996 from Lason Systems,
             Inc. to Mr. Rauwerdink.(1)

 10.10       Offer of employment dated June 12, 1996 from Lason Systems,
             Inc. to Mr. Jablonski.(1)

 10.11       1995 Stock Option Plan of the Company.(1)

 10.12 Employee Stock Option Agreements dated January 17, 1995 by and among the Company and each of Donald L. Elland, Richard
             C. Kowalski, Gregory C. Carey, Karl H. Hartig, James J.
             Dewan, Lawrence C. Jones, Scott L. Christensen, Daniel J.
             Buckley, Paul G. Dugan, John H. Wallanse and David J.
             Malosh.(1)

 10.13 Employee Stock Option Agreement dated December 21, 1995 by and between the Company and Mr. Monroe.(1)

 10.14 Stock Option Agreement dated August 7, 1995 by and between the Company and Mr. Gleklen.(1)

 10.15 Employee Stock Option Agreement by and between the Company and Mr. Rauwerdink.(1)

 10.16 Employee Stock Option Agreement by and between the Company and Mr. Jablonski.(1)

 10.17       1996 Lason Management Bonus Plan.(1)

 10.18       Lason Systems, Inc. 401(k) Profit Sharing Plan & Trust.(1)

 10.19       Amendments to Lason Systems, Inc. 401(k) Profit Sharing Plan
             & Trust.(1)

 10.20       Loan Agreement dated January 17, 1995 by and among Lason
             Systems, Inc., First Union National Bank of North Carolina, as lender and as agent, and each other lender party thereto, including Term Note and Revolving Credit Note.(1)

 10.21 Security Agreement dated as of January 17, 1995 by and among Lason Systems, Inc. and First Union National Bank of North
             Carolina, as agent for the Lenders (as defined in the Loan
             Agreement).(1)

 10.22 Guaranty Agreement dated as of January 17, 1995 given by the Company and extended to First Union National Bank of North
             Carolina, as agent for the Lenders (as defined in the Loan
             Agreement), and the Lenders for the benefit of Lason
             Systems.(1)

 10.23 Guarantor Pledge Agreement dated as of January 17, 1995 made by the Company for the benefit of First Union National Bank of North Carolina, as agent for the Lenders (as defined in the Loan Agreement).(1)

 10.24 First Amendment to Loan Agreement dated as of March 25, 1996 between Lason Systems, Inc. and First Union National Bank of
             North Carolina, as agent.(1)

 10.25 Second Amendment to Loan Agreement dated as of May 15, 1996 between Lason Systems, Inc. and First Union National Bank of
             North Carolina, as agent.(1)

 10.26 Third Amendment to Loan Agreement dated July 10, 1996 between Lason Systems, Inc. and First Union National Bank of
             North Carolina, as agent.(1)

EXHIBIT                                                                      PAGE
  NO.                                DESCRIPTION                             NO.
-------                              -----------                             ----
 10.27       Lease Agreement dated as of September 3, 1985 by and between
             Lason Systems, Inc. and Mart Associates as amended.(1)

 10.28       Lease Agreement dated August 3, 1995 by and between Lason
             Systems, Inc. and Kensington Center, Inc.(1)

 10.29       Lease Agreement by and between Lason Systems, Inc. and The
             Prudential Insurance Company of America.(1)

 10.30       Fourth Amendment to Loan Agreement dated as of August 16,
             1996 between Lason Systems, Inc. and First Union National
             Bank of North Carolina, as agent, including the Amended and Restated Revolving Credit Note and Interim Term Note.(1)

 10.31 First Amendment to Lease dated as of July 26, 1996, by and between Kensington Center, Inc. and Lason Systems, Inc.(1)

 10.32 Form of Recapitalization Agreement among the Company and certain of its stockholders, including Plan of Recapitalization.(1)

 10.33 Form of Voting Agreement among the Company and certain of its stockholders.(1)

 10.34       Form of Termination Agreement between Lason Systems, Inc.
             and each of the Borrowers.(1)

 10.35       Form of Redemption Agreement between the Company and Golder
             Thoma, Cressey, Rauner Fund IV, L.P.(1)

 10.36 Amendment to Employee Stock Option Agreement by and between the Company and Mr. Gleklen.(1)

 10.37 Agreement of Purchase and Sale of Stock with respect to Churchill Acquisition.(3)

 10.38 Employee Stock Option Agreement by and between the Company and Mr. Rauwerdink dated December 17, 1996.(4)

 10.39 Employee Stock Option Agreement by and between the Company and Mr. Jablonski dated December 17, 1996.(4)

 10.40 Employee Stock Option Agreement by and between the Company and Mr. Monroe dated December 17, 1996.(5)

 10.41 Employee Stock Option Agreement by and between the Company and Mr. Ghadar dated January 15, 1997.(5)

 10.42 Amended and Restated Loan Agreement dated February 20, 1997, between Lason Systems, Inc., First Union National Bank of
             North Carolina, as lender and as agent and each other lender party thereto, including, Revolving Credit Note and Swingline Note.(5)

 10.43       Amended and Restated Security Agreement dated February 20,
             1997 by and among Lason Systems, Inc. and First Union
             National Bank of North Carolina, as lender and as agent for the Lenders.(5)

 10.44       Amended and Restated Guaranty Agreement dated February 20,
             1997 given by the Company and extended to First Union
             National Bank of North Carolina, as agent for the Lenders, and the Lenders for the benefit of Lason Systems.(5)

 10.45       Amended and Restated Guarantor Pledge Agreement dated
             February 20, 1997 made by the Company for the benefit of First Union National Bank of North Carolina, as agent for the Lenders.(5)

 10.46       Lender Addition and Acknowledgement Agreement.+

 10.47       First Amendment to Amended and Restated Loan Agreement.+

EXHIBIT                                                                      PAGE
  NO.                                DESCRIPTION                             NO.
-------                              -----------                             ----
 21.1        Subsidiaries of the Company.(7)
 23.1        Consent of Coopers & Lybrand L.L.P.(7)
 23.2        Consent of Arthur Andersen, LLP.(7)
 23.3        Consent of Seyburn, Kahn, Ginn, Bess, Deitch and Serlin,
             P.C. (included in opinion filed as Exhibit 5.1)+
 24.1        Powers of Attorney (included on signature page included in
             Part II of the initial filing).
 27.1        Financial Data Schedule.+


-------------------------
 + filed herewith


(1) Incorporated herein by reference to registrant's Form S-1 filed on October 7, 1996, Commission File No. 333-09799.


(2) Incorporated herein by reference to registrant's Form 10-Q filed on May 15, 1997, Commission File No. 0-21407.

(3) Incorporated herein by reference to registrant's Form 8-K filed on February 18, 1997, Commission File No. 0-21407.

(4) Incorporated herein by reference to registrant's Form S-8 filed on December 23, 1996, Commission File No. 333-18551.

(5) Incorporated herein by reference to registrant's Form 10-K filed on March 31, 1997, Commission File No. 0-21407.


(6) Incorporated by reference to registrant's Form 8-K filed on August 4, 1997, Commission File


    No. 0-21407.



(7) Previously filed with initial filing.